Exhibit 99.1

Pension Overview February 27, 2004

Safe Harbor Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, we advise that these forward-looking statements be evaluated with consideration given to the many uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the competitive pricing environment applicable to the Company's businesses, customer retention levels, changes in customers' business environments, changes in market conditions affecting the sale of used vehicles, adverse changes in debt ratings, changes in accounting assumptions, greater than expected expenses associated with the Company's activities and changes in general economic conditions. The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on the Company's business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Focus on defined benefit pension plans continues given negative returns in global equity markets during 2000-2002 combined with record low U.S. interest rates Concerns about volatility of pension expense and its impact on 2004 EPS Concerns about required cash contributions to pension plans Pension accounting and tax rules are very complicated and can be confusing to financial statement users Background

Provide clarity to the main components and drivers of pension expense: generally and specific to Ryder Provide insight into the factors which create funding requirements: generally and specific to Ryder Provide information on Ryder's U.S. pension funding status, pension asset returns and asset allocation strategies Provide a range of estimated 2004 pension costs based on alternative scenarios and go-forward sensitivity guides Provide a range of estimated future cash funding requirements Provide information on cumulative equity charge as a result of under-funded status Purpose of Overview

Accounting Fundamentals Page 6 Pension Funded Status Page 9 Pension Investment Strategies and Results Page 16 Pension Contribution Requirements Page 20 Pension Expense Page 23 Additional Minimum Liability Page 35 Conclusions Page 40 Contents

Accounting Fundamentals

Guiding literature - SFAS 87 "Employers' Accounting for Pensions" and SFAS 88 re: Settlements and Curtailments of Pension Plans Delayed Recognition - changes in pension obligation and the value of net assets are recognized systematically and gradually over future periods Net Reporting of Expense - consequences of events and transactions (compensation element, interest cost, investment return) are recorded as a single net expense Offsetting of Assets and Liabilities - value of assets (includes contributions plus returns) contributed and liabilities to participants shown net on the balance sheet Assumptions-Based Expense Calculation - discount rate, pension earnings rate, salary progression rate Accounting Fundamentals

Pension Assumptions Discount Rate - rate that discounts expected future cash benefit payments to a present value. Benchmarked to Aa 20-year industrial corporate bond rates. Pension Earnings Rate - long-term expected rate of return on assets based on asset allocation, current returns and expected reinvestment rates. Salary Progression Rate - annual rate of growth expected in compensation until retirement, including all salary increase components (merit, promotion, equity, overtime, inflation). Accounting Fundamentals

Funded Status

Actuarial Assumptions-U.S. Plan: 2003 2002 2001 Discount rate 6.00% 6.50% 7.00% Salary progression rate 5.00% 5.00% 5.00% Funded Status Delayed recognition drives future volatility Ryder System, Inc. and Subsidiaries Funded Status and Balance Sheet Impact of Pension

Consolidated Funded Status Funded Status

Actual return on plan assets was 24% for 2003. The change in 2003 also includes a $50 million contribution. Discount rate was 6.0% at 12/31/03 (6.50% at 12/31/02). U.S. Qualified Pension Plan Funded Status

Pension Assets Under Ryder's application of SFAS 87, pension assets are measured at the end of each reporting year (December 31) Point-in-time valuation Reflects fair market value Not market-related (smoothed) value which is another accepted method under FAS 87 The fair market value of pension assets changes from year to year as a result of the following items: Actual returns earned on plan assets Contributions to the plan Benefit payments to retirees Payment of plan expenses Funded Status

Pension Liabilities Projected Benefit Obligation (PBO) measures the present value of expected future benefit payments to plan participants including future salary increases Point-in-time valuation Based on service to date of valuation Based on selected discount rate Highly sensitive to small changes in the discount rate Discount rate based on 20 year Aa industrial corporate bond rate prevailing at the end of each reporting year (December 31) Future benefit payments are based on current plan provisions and are impacted by the following assumptions: Salary progression rate Retirement age Mortality, Disability, Turnover, etc. Funded Status

Historical Funded Status-U.S. Only 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 Funded Status 90 109 108 106 120 125 158 128 100 77 83 % Note: All years as of 12/31 Funded Status

Pension Investment Strategies and Results

The purpose of the pension fund is to accumulate sufficient assets to meet the Plan's future payment obligations (liabilities). Assets are accumulated largely through investment returns; investment returns are maximized through asset allocation; asset allocation is structured to produce the required long-term returns within a risk-controlled framework. Allocation of assets is largely a function of the time horizon for future liability payments and expected return/risk characteristics for the various asset classes. Pension Investment Strategies & Results

Asset Allocation Strategy Pension Investment Strategies & Results Ryder's current U.S. Pension asset allocation and approved ranges* are as follows: Current Target Allocation Range U.S. Equity 49% 42% - 52% Non-U.S. Equity 14% 8% - 18% U.S. Fixed Income 20% 16% - 26% Venture Capital 2% 0% - 9% Tactical Asset Allocation (TAA**) 15% 10% - 20% 100% * Asset allocation ranges are approved by the Ryder Investment Committee. **The TAA account is currently invested 80% in U.S. equity (primarily the S&P 500) and 20% U.S. Fixed Income. Investment allocations are subject to change in the future.

1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 Annual Asset Return 11.7 0.5 28.9 14.1 22.7 17.6 18.1 -3.3 -6.9 -13.7 23.9 Current Expected Long Term Return on Assets 8.5 8.5 8.5 8.5 8.5 8.5 8.5 8.5 8.5 8.5 8.5 Rolling 10-Year Annualized Asset Return 11.6 11.6 12 12.3 14.2 14.2 14.7 14.2 10.5 8.1 9.26 % Asset Return History 0 8.5 8.5 % Pension Investment Strategies & Results 2003 Rolling 10 Year Return on Assets = 9.26%

Pension Contribution Requirements

Pension Contribution Annual U.S. cash contribution requirements are determined by two sets of rules under the Employee Retirement Income Security Act (ERISA) ERISA Minimum Funding Requirements - sufficient contributions to cover normal costs for the period and the amount to amortize past unfunded liability as well as increases or decreases in the unfunded past service liability Pension Benefit Guarantee Corporation - variable premium requirements based on funding status Contribution requirements are determined primarily by the following factors: Actual return on plan assets Discount rate applied to expected plan payouts Salary growth, retirement age and turnover The Internal Revenue Code allows annual contributions greater than ERISA minimum funding requirements, thus a range of contributions is possible

Under ERISA minimum funding rules, Ryder is not required to make a contribution until late 2005. Ryder may elect to make a voluntary contribution prior to late 2005. Present value of pre-tax required U.S. minimum contributions over the next 5 years is estimated to be $85 million ($150 million globally) assuming an 8.50% long-term return on assets. Assumes all other assumptions remain unchanged. Ryder may elect to make voluntary contributions earlier than required and in amounts greater than the minimum requirements. Pension Contribution

Pension Expense

Pension Expense Consolidated Pension Expense History

Detail of Consolidated Pension Expense History Pension Expense

Service cost is determined as the actuarial present value of benefits for employee service during the period Amount is impacted by : 1) Discount Rate 2) Number of employees 3) Expected lives / retirement period of employees Service Cost Pension Expense

Interest cost represents the increase in the projected benefit obligation due to the passage of time Amount is measured by accrual of interest cost at assumed discount rate Interest Cost Pension Expense

Return on Plan assets represents the assumed change in the fair value of Plan assets during the year, after considering plan contributions and distributions Average long-term expected rate of return of : 1997-2000 9.50% 2001 9.25% 2002 8.75% 2003 8.50% Expected Return on Assets Pension Expense

Actuarial gains or losses include changes in pension assets or obligations resulting from experience different than that assumed or changes in assumptions G/L recognized over time G/L recognition is subject to a "corridor" which is generally 10% of the greater of pension obligations ($1.2 billion at 12/31/03) or assets ($965 million at 12/31/03) Corridor at 12/31/03 was $120.3 million Ryder recognizes gains and losses over 8.6 years (average remaining service period of active employees expected to receive benefits under the plan) Actuarial Gain / Loss Pension Expense

Prior Service Cost represents the cost of retroactive benefits granted in a Plan amendment Recognized over the anticipated future service period of employees affected Prior Service Cost Pension Expense

Sensitivity Analysis-U.S. Qualified Pension Plan ? ? ? ? ? ? Pension Expense

2004 Expectations-U.S. Qualified Pension Plan Pension Expense

2004 Expectations-Consolidated Pension Expense Pension Expense

Drivers of the Change in 2004 Consolidated Pension Expense Pension Expense

Additional Minimum Liability

Additional Minimum Liability SFAS 87 requires an additional liability be recognized for unfunded accumulated benefit obligation (ABO) that exceeds balance sheet liability for accrued pension cost Unfunded ABO = ABO exceeds fair value of plan assets Point-in-time calculation in conjunction with actuarial valuation (December 31 for Ryder) ABO is the present value of benefits attributed to employee service rendered to date based on current and past compensation levels Differs from PBO in that ABO includes no assumption about future compensation levels

If an additional liability is required to be recognized, the offset is as follows: First - Intangible asset to the extent that unrecognized prior service costs exist (intangible asset not subject to amortization) Second - Charge to equity (net of tax) for any remaining balance Recording an additional liability does not affect earnings Additional Minimum Liability

Negative asset returns (2000-2002) plus a declining interest rate environment have led to an unfunded ABO since 12/31/02 and a required minimum liability of $301 million at 12/31/03 Required charge to equity of $187 million (net of tax) as a result of unfunded minimum liability accrual. Charge decreased by $41 million in 2003 because of favorable asset returns. Equity charge does affect compliance with debt covenants Impact to Ryder Additional Minimum Liability

Additional Minimum Liability

Conclusions

Pension expense is sensitive to expected long-term asset returns versus actual returns as well as interest rate changes Difference between actual and expected asset returns and the impact of interest rate changes are required to be amortized in order to smooth recognition of gains and losses Pension expense can be lowered by contributions to the plan Pension expense is expected to decrease in 2004 versus 2003 Positive asset performance and pension contribution ($50 million) in 2003 more than offset the impact of falling interest rates. Conclusions

Funded status at year end 2003 remains negative but improved over 2002 Pension funding requirements are manageable relative to free cash flow An unfunded minimum liability results in a charge to equity Pension charge to equity does not affect earnings or compliance with debt covenants Conclusions